FOX - ROTHSCHILD LLP
                                    --------------
                                   ATTORNEYS AT LAW
                       PENNSYLVANIA LIMITED LIABILITY PARTNERSHIP

MAILING ADDRESS

P.O. BOX 4231  PRINCETON, NJ 08543-5231
PRINCETON PIKE CORPORATE CENTER  997 LEN0X DRIVE
BUILDING 3 LAWRENCEVILLE, NJ 08648-2311

March 24, 2006


MH Elite Portfolio of Funds, Inc.
220 Russell Avenue
Rahway, NJ 07065

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 11 under the Securities Act of 1933/Post-Effective No. 12 under the Investment Company Act of 1940 to the Registration Statement filed on Form N-1A ( SEC File No. 333-50885).

Ladies and Gentlemen:

     We have acted as special New Jersey counsel to MH Elite Portfolio of Funds, Inc., a corporation formed under the laws of the State of New Jersey
(the 'Fund'), in connection with the above-referenced Registration Statement
(as amended, the 'Registration Statement') which relates to the Fund's shares of common stock, without par value (collectively, the 'Shares'). This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 11 under the Securities Act of 1933, as amended (the 'Securities Act'), and Post-Effective No. 12 under the Investment Company Act of 1940, as amended (the 'Investment Company Act'), to the Registration Statement (the 'Amendment') to be filed with the Securities and Exchange Commission, pursuant to Rule 485(a)(2) of the Securities Act.

     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     You have informed us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act, perfecting the registration of the Shares sold by the Fund during each fiscal year during which such registration of an indefinite number of Shares remains in effect, and our opinion is issued in reliance upon this information.

     You have also informed us that the Shares have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered Shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b) of the Securities Act, and our opinion is issued in reliance upon this information.

     In connection with this opinion, we have examined and reviewed such governmental and corporate certificates and records as we deemed necessary to render this opinion, including executed copies of the following documents:

     a) a certificate of the State of New Jersey as to the existence of the Fund which, according to said certificate, is duly authorized and validly existing under the laws of the State of New Jersey;

     b) the Certificate of Incorporation of the Fund, as amended through November 11, 2006, the By-Laws of the Fund, as amended on November 11, 2006, and all of the resolutions adopted by the Board of Directors of the Fund (the 'Board'), from inception through the date hereof, including the resolutions adopted by the Board, dated as of November 11, 2005, which approved the issuance by the Fund of the Shares and the resolutions adopted by the Board, dated as of December 19, 2005, which approved the filing of the Registration Statement by the Fund;

     c) a certificate executed by Harvey Merson, President of the Fund, certifying as to, and attaching copies of, the Fund's Certificate of Incorporation, as amended, and By-Laws, as amended (the 'By-Laws'), the resolutions adopted by the Board, dated as of November 11, 2005, which approved the issuance by the Fund of the Shares and the resolutions adopted by the Board, dated as of December 19, 2005, which approved the filing of the Registration Statement by the Fund; and

     d) a printer's proof of the Amendment.

     In our capacity as special New Jersey counsel to the Fund, we have examined the originals, or certified, conformed or reproduced copies of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Fund. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

     We assume that, as the Shares are sold from time to time, the Fund will receive the net asset value of such Shares that are sold.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Fund is authorized to issue from time to time in one or more classes and/or series, up to an aggregate of one billion (1,000,000,000) Shares, and, when issued and sold in accordance with the Certificate of Incorporation, By-Laws , and the Registration Statement, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of New Jersey.

     We express no opinion herein other than under the laws of the State of New Jersey and, to the extent passed upon herein, the federal laws of the United States of America.

     This opinion is given as of the date hereof. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the mattes expressly stated. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any change in laws that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                                Very truly yours,



                                                /s/ Fox Rothschild LLP



                        MH Elite Portfolio of Funds, Inc.
                             220 Russell Avenue
                              Rahway, NJ 07065
                               1-800-318-7969
                              www.mhelite.com



                          OFFICER'S CERTIFICATE

     Harvey Merson, President of MH Elite Portfolio of Fund, Inc. (the 'Fund'), in order to enable the law firm of Fox Rothschild LLP ('Fox Rothschild') to render certain legal opinions to the Fund, in connection with the Fund's Post-Effective Amendment No. 11 under the Securities Act of 1933, as amended (the ' Securities Act'), and Post-Effective Amendment No. 12 under the Investment Company Act of 1940, as amended (the 'Investment Company Act') to the Registration Statement (the 'Amendment') to be filed with the Securities and Exchange Commission, pursant to Rule 485(a)(2) of the Securities Act on Form N-1A under the Securities Act (File No. 333-50885)
(as amended, the 'Registration Statement') which relates to the Fund's shares of common stock, without par value (collectively 'Shares'), hereby certifies to Fox Rothschild, that to the best of his knowledge, information and belief:

     1. I have made due inquiry of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

     2. The Registration Statement does not (i) violate any federal or New Jersey law applicable to the Fund or any order, rule or regulation of any federal or New Jersey governmental authority or agency having jurisdiction over the Fund or its properties or by which it is bound;
        (ii) result in a breach of or constitute a default or ground for acceleration of the maturity under any agreement or instrument to which the Fund is a party or by which any of its properties is bound or affected; (iii) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned by the Fund; or (iv) violate any judgment, order, writ, injunction or decree binding on the Fund.

     3. No authorization, approval, license, permit or other action by, and no notice to or filing with, any federal or New Jersey governmental authority or judicial or regulatory body is required (or, if required, such authorization, approval, license, permit, action or filing has been duly made or obtained) for the due execution and delivery and performance of the obligations of the Fund under the Registration Statement.

     4. Except as described in the Registration Statement, there is no pending action or proceeding before any federal or New Jersey court in which any of the Shareholders or the Fund is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Registration Statement.

     5. All of the outstanding Shares were fully paid for either in cash and/or property, as approved by the Fund's Board of Directors.

     6. A true and correct copy of the Articles of Incorporation of the Fund, as amended to date, and a true and correct copy of the By-Laws of the Fund, as amended to date, have been made available to Fox Rothschild. All of the minute books of the Fund have been made available to Fox Rothschild and they contain the complete and accurate minutes of all meetings and proceedings of the Board of Directors of the Fund and of the shareholders of the Fund.

     7. Except for the Shares, the Fund does not have outstanding (i) any other securities, or any warrants, options or other agreements granting to any person or entity the right to acquires Shares or (ii) any instruments convertible into Shares.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on March 24, 2006.




                        /s/ Harvey Merson
			_________________________
                        Harvey Merson, President